 Consent of Independent Registered Public Accounting Firm

We hereby consent to the references to our firm in this Registration Statement on Form N-14 of AXS Thomson Reuters Private Equity Index Fund and AXS Thomson Reuters Venture Capital Index Fund, each a separate series of the Investment Managers Series Trust II, under the captions “Questions and Answers,” “Overview,” “Service Providers” and “Independent Registered Public Accounting Firm” in the combined Proxy Statement and Prospectus and “Service Providers,” “Portfolio Holdings Information” and “Financial Statements” in the Statement of Additional Information.

/s/ RSM US LLP

Denver, Colorado

August 19, 2020